                                                                    EXHIBIT 1.1


                         4,000,000 Preferred Securities

                          FREMONT GENERAL FINANCING I
                               (a Delaware Trust)

          [ ]% Trust Originated Preferred Securities(SM) ("TOPrS"(SM)) (Liquidation Amount of $25 Per Preferred Security)


                               PURCHASE AGREEMENT
                               ------------------
                                                               February __, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
DEAN WITTER REYNOLDS INC.
GOLDMAN, SACHS & CO.
PAINEWEBBER INCORPORATED
   as Representatives of the several Underwriters
c/o Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

                 Fremont General Financing I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.), and Fremont General Corporation, a Nevada corporation (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Dean Witter Reynolds Inc. ("Dean Witter"), Goldman, Sachs & Co. ("Goldman"), PaineWebber, Incorporated ("PaineWebber") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Dean Witter, Goldman and PaineWebber are acting as representatives (in such capacity, Merrill Lynch, Dean Witter, Goldman and PaineWebber
_______________________

(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and
not jointly, of the respective numbers of [   ]% Trust Originated Preferred
Securities (liquidation amount of $25 per preferred security) of the Trust (the "Preferred Securities") set forth in said Schedule A (except as may otherwise be provided in the Pricing Agreement, as hereinafter defined) and with respect to the grant by the Offerors to the Underwriters, acting severally and not jointly, of the option described in Section 2(c) hereof to purchase all or any part of 600,000 additional shares of Preferred Securities to cover over-allotments (except as may otherwise be provided in the Pricing Agreement). All or any part of the 600,000 shares of Preferred Securities subject to the option described in Section 2(c) hereof are hereinafter referred to as the "Option Securities". The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to and subject to the limitations set forth therein, the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of February __, 1996, between the Company and The Chase Manhattan Bank, N.A., a national banking association, as trustee (the "Guarantee Trustee"), and entitled to the benefits of certain undertakings pursuant to the Indenture (as defined herein) to pay all expenses relating to administration of the Trust (the "Undertakings"). The Preferred Securities and the related Preferred Securities Guarantee and the Option Securities are referred to herein as the "Securities."

                 Prior to the purchase and public offering of the Preferred Securities by the several Underwriters, the Offerors and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Offerors and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Preferred Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                 The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-64771) and a related preliminary prospectus for the registration under the Securities Act of 1933 (the "1933 Act") of a combination of (i) 4,000,000


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Preferred Securities, and at the election of the Underwriters, up to
600,000 Option Securities, (ii) the Preferred Securities Guarantee, (iii) the Subordinated Debt Securities (as defined below) to be issued and sold to the Trust by the Company, and (iv) the back-up undertakings of the Company in connection with the Preferred Securities, have filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required by the 1933 Act, the 1933 Act Regulations (as defined below) and the 1934 Act (as defined below) in connection with the distribution by the Underwriters of the Securities. Such registration statement (as amended at the Effective Time) and if any post-effective amendment is filed, as amended, at the Effective Time of any such post-effective amendment, and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (as defined below) and the information, if any, deemed to be part thereof at the Effective Time pursuant to Rule 430A(b) or Rule 434(d) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that, if any revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Preferred Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. As used in this Agreement, "Effective Time" means the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission. All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all refer-





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ences in this Agreement to amendments or supplements to the Registration
Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                 The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Pricing Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), as guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of February __, 1996, between the Company and the Guarantee Trustee, as trustee, and will be used by the Trust to purchase $100,000,000 principal amount (or up to $115,000,000 if the over-allotment option is exercised) of [ ]% junior subordinated debt securities (the "Subordinated Debt Securities") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of February __, 1996 (the "Declaration"), among the Company, as Sponsor, Louis J. Rampino and Wayne R. Bailey, as trustees (the "Regular Trustees"), and The Chase Manhattan Bank N.A., a national banking association, as property trustee (the "Property Trustee" and, together with the Regular Trustees, the "Trustees"). The Subordinated Debt Securities will be issued pursuant to an indenture, dated as of February __, 1996 (the "Indenture"), between the Company and First Interstate Bank of California, a California banking corporation, as trustee (the "Debt Trustee").

         Section 1. Representations and Warranties.

                          (a)  The Offerors jointly and severally represent
and warrant to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date") and as of the Closing Time referred to in


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Section 2(c) hereof (except for representations or warranties which by their terms speak as of a different date or dates), as follows:

                                  (i)  At the time the Registration Statement
         becomes effective and at the Representation Date and at the Closing Time (and if any Option Securities are purchased, at each Date of Delivery referred to below), the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Declaration, the Preferred Securities Guarantee and the Indenture will conform in all material respects to the applicable requirements of the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Trust for use in connection with the offering of the Securities that differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case, at the time it is first provided to the Underwriters for such use) and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery referred to below), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch, on behalf of the Representatives, expressly for use in the Registration Statement or Prospectus and to the Statement of Eligibility of the Property Trustee on Form T-1, the Statement of Eligibility of the Guarantee Trustee on Form T-1, and the Statement of Eligibility of the Debt Trustee on Form T-1, each as filed with the Commission as part of the Registration Statement.

                                  (ii)  The documents incorporated or deemed to
         be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission, complied





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         and will comply in all material respects with the requirements of the
         1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), as applicable, and, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery referred to below), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                  (iii)  To the Company's knowledge, Ernst &
         Young LLP, the accountants who certified the financial statements and supporting schedules of the Company in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                                  (iv)  The consolidated financial statements
         of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries, as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the Company's ratio of earnings to fixed charges included in the Prospectus and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                                  (v)  The conditions for use of Form S-3, as
         set forth in the General Instructions thereto, have been satisfied by each of the Offerors.

                                  (vi)  Since the respective dates as of which
         information is given in the Registration State-





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         ment and the Prospectus, except as otherwise stated
         therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined in Section 1(ix) herein), considered as one enterprise or of the Trust, whether or not arising in the ordinary course of business, other than fluctuations in the market value of securities held by the Company as part of its investment portfolio which are not required to be recognized for financial statement reporting purposes, (B) there have been no transactions entered into by the Trust or by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Trust or the Company and its Subsidiaries, considered as one enterprise and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock or by the Trust on any of the trust securities.

                                  (vii)  The Company has been duly incorporated
         and is validly existing as a corporation in good standing under the laws of the State of Nevada with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Declaration, the Indenture and each of the Guarantees and to purchase, own, and hold the Common Securities issued by the Trust; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise (a "Material Adverse Effect").

                                  (viii)  The authorized, issued and
         outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization of Fremont General" (except for the effect of the three for two stock split effective on February 7, 1996, subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, employee or non-employee director stock option plans or conversion


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         of convertible securities referred to in the Prospectus); and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                                  (ix)  The Company's subsidiaries which are
         considered "Significant Subsidiaries" as defined in Regulation S-X, as promulgated under the 1933 Act, are as listed on Schedule B attached hereto (collectively referred to herein as the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity or encumbrance of any kind, except that the stock of Fremont Insurance Group, Inc. has been pledged to The Chase Manhattan Bank, N.A. by the Company in connection with the Credit Agreement dated _____ between the Company and The Chase Manhattan Bank, N.A.

                                  (x)  The Trust has been duly created and is
         validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in this Agreement or in the Prospectus; the Trust is and will be classified for United States





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         federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                                  (xi)  The Common Securities have been duly
         authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                                  (xii)  This Agreement has been and, at
         Closing Time, the Pricing Agreement will have been duly authorized by all necessary business trust or corporate action, as the case may be, executed and delivered by each of the Offerors and each of this Agreement and the Pricing Agreement at the Closing Time, will be a valid and binding obligation of the Offerors, enforceable against each of them in accordance with each of their terms except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, receivership, reorganization, moratorium, liquidation, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally or (B) by general principles of equity, including applicable law relating to fiduciary duties (regardless of whether enforcement is considered, and applied in a proceeding at law or in equity) (the enforceability exceptions referred to in classes (A) and (B) above and referred to herein as the "Enforceability Exceptions") and the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                                  (xiii)  The Declaration has been duly
         authorized by the Company by all necessary corporate action and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee,





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         the Declaration will, at the Closing Time, be a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement may be limited by the Enforceability Exceptions and the effect of applicable public policy on the enforceability of provisions relating to indemnification and contribution, and will conform in all material respects to all statements relating thereto in the Prospectus; and at the Closing Time, the Declaration will have been qualified under the 1939 Act.

                                  (xiv)  Each of the Guarantee Agreements has
         been duly authorized by the Company by all necessary corporate action and, when validly executed and delivered by the Company, and, in the case of the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions, and each of the Guarantees and the Guarantee Agreements will conform in all material respects to all statements relating thereto contained in the Prospectus; and the Preferred Securities Guarantee Agreement, at the Closing Time, will have been qualified under the 1939 Act.

                                  (xv)  The Preferred Securities have been duly
         authorized by the Declaration and, when issued and delivered pursuant to the Declaration and this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Declaration and will conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the Preferred Securities is not subject to any preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability as extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.





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                                  (xvi)  The Indenture has been duly authorized
         by the Company by all necessary corporate action and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions and by the enforceability of Section 515 of the Indenture; the Indenture will conform in all material respects to all statements relating thereto contained in the Prospectus; and at the Closing Time, the Indenture will have been qualified under the 1939 Act.

                                  (xvii)  The Subordinated Debt Securities have
         been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions, will be in substantially the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to all statements relating thereto in the Prospectus.

                                  (xviii)   Each of the Regular Trustees of the
         Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of the Regular Trustees, enforceable against the Regular Trustees in accordance with its terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions and the effect of applicable public policy on the enforceability provisions relating to indemnification or contribution.

                                  (xix)  None of the Offerors is an "investment
         company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                                  (xx)  Neither the Company nor any of the
         Subsidiaries is in violation of its charter or by-laws; the Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware on December 4, 1995 (the "Certificate of





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         Trust"); none of the Company, any of the Subsidiaries or the Trust is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, any of the Subsidiaries or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, any of its Subsidiaries or the Trust is subject, except for such defaults that would not have a Material Adverse Effect or have any material adverse effect on the Trust; and the execution, delivery and performance of this Agreement, the Pricing Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Offerors and do not and will not result in (A) any violation of the charter or by-laws of the Company or any Subsidiary, or any provision of the Declaration or Certificate of Trust (B) a breach of or conflict with any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust, the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults that would not have a Material Adverse Effect or have any material adverse effect on the Trust) or (C) a breach or violation of or conflict with or result in the creation or imposition of any lien, change or encumbrance upon any property or assets of the Trust, the Company or any Subsidiary under any existing applicable law, rule, regulation, (other than the securities or blue sky laws of the various states), judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body (including, without limitation, any insurance or banking regulatory body or agency) having jurisdiction over the Trust, the Company, or any Subsidiary or any of their respective properties, except for such creation or imposition of any lien, charge or encumbrance that would not have a Material Adverse Effect or any material adverse effect on the Trust.





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                                  (xxi)  Except as disclosed in the Prospectus,
         there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, (including, without limitation, any insurance, banking, or lending regulatory authority, agency or body), now pending or, to the knowledge of the Trust or the Company, threatened against or affecting the Trust, the Company or any Subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any Material Adverse Effect or any material adverse effect on the Trust, or that could materially and adversely affect the properties or assets of the Trust or the Company and its Subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement or any applicable Pricing Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Trust, the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Trust, the Company or any Subsidiary, would not have a Material Adverse Effect or any material adverse effect on the Trust; and there are no contracts or documents of the Company, any of its Subsidiaries or the Trust that are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been so filed.

                                  (xxii)  No authorization, approval, consent
         or order of any court or governmental authority or agency (including, without limitation, any insurance, banking or lending regulatory authority, agency or body) is necessary in connection with the issuance and sale of the Common Securities or the offering and sale of the Preferred Securities, the Subordinated Debt Securities or the Guarantees hereunder, except (a) such as have already been obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities laws, or (b) the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act.

                                  (xxiii)  Each of the Company and the
         Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it to the extent and subject to the limitations set forth in the Prospectus, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                                  (xxiv)  Each of the Trust, the Company and
         the Subsidiaries owns, possesses or has obtained, all material licenses, franchises, consents, orders, approvals, permits, certificates and other authorizations issued by the appropriate local, state, federal or foreign regulatory agencies or bodies (including, without limitation, (x) insurance licenses from the insurance regulatory authorities, agencies or bodies of the various states where it conducts business (the "Insurance Licenses") and (y) banking and lending licenses from the banking regulatory authorities, agencies or bodies of the various states where it conducts business (the "Banking Licenses")) necessary to conduct the business now operated by any of them; none of the Trust, the Company or any of the Subsidiaries has received any notice of proceedings relating to the revocation, modification or suspension of any such license, franchise, consent, order, approval, permit, certificate or authority (including, without limitation, the Insurance Licenses and the Banking Licenses) which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is reasonably likely to have a Material Adverse Effect or a material adverse effect on the Trust; and, except as disclosed in the Registration Statement, no insurance or banking regulatory authority, agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Subsidiary to its parent which, singularly in the aggregate, or is reasonably likely to have a Material Adverse Effect.

                                  (xxv)  No labor problem or dispute exists
         with the employees of the Company or any of its

         Subsidiaries, or to the knowledge of the Company, is imminent, that could reasonably be expected to have a Material Adverse Effect.

                                  (xxvi)  The Company and the Trust have, and
         all "affiliated purchasers" have, complied with Rule 10b-6 under the 1934 Act and neither the Company nor the Trust has taken and neither will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Preferred Securities or any other securities of the Trust or the Company which may be deemed to be of the same "class" as the Preferred Securities or the Junior Subordinated Debentures for purposes of Rule 10b-6 under the 1934 Act.

                                  (xxvii)  Except as disclosed in the
         Registration Statement, the Company and the Subsidiaries have made no material changes in their insurance reserve practices during the past two years except where such change in such insurance reserving practices could not be expected to have a Material Adverse Effect.

                                  (xxviii)  Fremont Compensation Insurance
         Company and Pacific Compensation Insurance Company are rated "A- (Excellent)"; Fremont Indemnity Company is rated "B++ (Very Good)"; Casualty Insurance Company is rated "A- (Excellent)" and Workers' Compensation and Indemnity Company is rated "A- (Excellent)" by A.M. Best Company ("A.M. Best") for 1995 and neither the Company nor any such Subsidiaries is aware of any threatened or pending downgrading in the Company's or any such Subsidiaries' A.M. Best.

                                  (xxix)  All reinsurance treaties, contracts,
         agreements and arrangements and all retrocessional treaties, contracts, agreements and arrangements to which the Company or any Subsidiary is a party are in full force and effect and none of the Company or the Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent that any such violation or default, singularly or in the aggregate with all such other violations or defaults, would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party is unable or intends not to perform in any mate-rial respect such treaty, contract, agreement or arrangement or if such notice has been received, adequate reserves have been established.

                                  (xxx)  The 1994 statutory annual statements
         and the 1995 statutory quarterly statements of the Subsidiaries engaged in the insurance or an insurance-related business and the statutory balance sheets and income statements included in such statutory annual and quarterly statements have been prepared in conformity with statutory accounting principles or practices required or permitted by the appropriate Insurance Department of the state of domicile of each such Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated in the notes thereto, and present fairly in all material respects the statutory financial position of the Subsidiaries as of the date thereof, and the statutory basis results of operations of the Subsidiaries for the periods covered thereby.

                                  (xxxi)  The Company and the Subsidiaries have
         filed all material federal, state and local tax returns and other reports that have been required to be filed and which are true, complete and correct in all material respects, and have paid all taxes and fees indicated by said returns and reports and franchise reports and all assessments received by them or any of them to the extent that such taxes and/or fees have become due, except where being contested in good faith and for which the Company has established adequate reserves.

                                  (xxxii)  No change in any insurance or
         lending or banking laws or regulations applicable to the Company or the Subsidiaries is formally pending which is likely to be adopted and if adopted, could reasonably be expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect.

                                  (xxxiii)  Each of the Offerors is in
         compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business With Cuba.

                 (b) Any certificate signed by any officer of the Company or either Regular Trustee of the Trust and delivered to any of the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the

Company or the Trust, as the case may be, to each Underwriter as to the matters covered hereby.

                 Section 2.  Sale and Delivery to Underwriters; Closing.

                          (a)     On the basis of the representations and
warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in the Pricing Agreement, the number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                 The purchase price per security to be paid by the several Underwriters for the Preferred Securities shall be an amount equal to the initial public offering price. The initial public offering price per Preferred Security shall be a fixed price to be determined by agreement between the Representatives and the Offerors. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Offerors and the Representatives. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debt Securities of the Company, the Company hereby agrees to pay at Closing Time (as defined below) to the Representatives, for the accounts of the several Underwriters, a commission per Preferred Security determined by agreement between the Representative and the Company for the Preferred Securities to be delivered by the Trust hereunder at Closing Time. The commission, when so determined, shall be set forth in the Pricing Agreement.

                          (b)  Payment of the purchase price for, and delivery
of certificates for, the Preferred Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, or at such other place as shall be agreed upon by the Representatives and the Trust, at 10:00 A.M.,

New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the 1934 Act), unless postponed in accordance with the provisions of Section 10, after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Trust and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Trust by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Trust to an account designated by the Trust, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them. Certificates for the Preferred Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities which it has agreed to purchase. Merrill Lynch, Dean Witter, Goldman or PaineWebber, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

                 The certificate(s) for the Preferred Securities will be made available for examination and packaging by the Representatives not later than 10:00 A.M., New York City time, on the last business day prior to the Closing Time. For purposes of this Agreement, "business day" means a day on which the New York Stock Exchange Inc. is open for business.

                 At the Closing Time, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2 hereof by certified or official bank check or checks payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated in New York Clearing House funds or other similar next day funds.

                          (c)  In addition, on the basis of the representations
and warranties herein contained and subject to the terms and conditions herein set forth, the Offerors hereby grant an option to the Underwriters, severally and not jointly, to purchase up to all of the Option Securities at the purchase price per share set forth in the Pricing Agreement. The option granted will expire 30 days after the Representation Date and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Preferred Securities upon notice by the Representatives to the Offerors setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinabove defined, unless otherwise agreed by the Representatives and the Offerors. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Options Securities then being purchased which the number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Preferred Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any purchases of fractional interests, plus any additional number of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                          (d)  In addition, in the event that any or all of the
Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at the above-mentioned offices of Skadden, Arps, Slate, Meagher & Flom, or at such other place as shall be agreed upon by the Representatives and the Offerors, on the Date of Delivery as specified in the notice from the Representatives to the Offerors. Payment shall be made to the Trust by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Trust to an account designated by the Trust, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Option Securities to be purchased by them. Certificates, if any, for the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates, if any, for the Option Securities, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                 Section 3. Covenants of the Offerors. Each of the Offerors jointly and severally covenant with each Underwriter as follows:

                          (a)  The Offerors will notify the Representatives
immediately, and, if requested by any Representative, confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                          (b)  The Offerors will give the Representatives
notice of their intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment) or (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Preferred Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such amendment, supplement or other document within a reasonable period of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object. The Offerors will file the Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act.

                          (c)  The Offerors will deliver to the Representatives
as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

                          (d)  The Offerors will furnish to each Underwriter,
from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                          (e)  If at any time when the Prospectus is required
by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition exists as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Company and the Trust, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is to be delivered to a purchaser, or if it shall be necessary at any such time, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission subject to paragraph (b) above such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements; and the Offerors will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                          (f)  The Offerors will endeavor, in cooperation with
the Underwriters, to qualify the Securities and the Subordinated Debt Securities for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Representa-tives may designate; provided, however, that none of the Offerors shall be obligated to file any general consent to service of process in any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

                          (g)  The Trust will make generally available to its
security holders as soon as practicable but not later than 60 days after the close of the period covered thereby, an earnings statement of the Trust (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Trust's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                          (h)  For a period of five years after the Closing
Time, the Company will furnish to the Representatives and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

                          (i)  The Offerors will use all reasonable efforts to
effect the listing of the Securities on the New York Stock Exchange, Inc.; if the Preferred Securities are exchanged for Subordinated Debt Securities, the Company will use all reasonable efforts to effect the listing of the Subordinated Debt Securities on the principal national securities exchange on which the Preferred Securities were then listed.

                          (j)  During a period of 30 days from the date of the
Pricing Agreement, neither the Trust nor the Company will, without the Representatives' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Subordinated Debt Securities or any debt securities substantially similar to the Subordinated Debt Securities or securities substantially similar to the Preferred Securities (except for the Subordinated Debt Securities and the Preferred Securities issued pursuant to this Agreement).

                 Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of each Offerors' obligations under this Agreement, including, but not limited to, (i) the printing and filing of the Regis-tration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery to the Underwriters of the certificates for the Preferred Securities, (iv) the fees and disbursements of the Offerors' counsel and accountants, (v) the qualification of the Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debt Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey and any legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky survey and any legal investment survey, (viii) any fees of the National Association of Securities Dealers, Inc., (ix) the fees and expenses of the Debt Trustee, the Property Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Subordinated Debt Securities and for the Property Trustee in connection with the Declaration and the Certificate of Trust, (x) any fees payable in connection with the rating of the Preferred Securities and Subordinated Debt Securities, (xi) the fees and expenses incurred in connection with the listing of the Preferred Securities (and the related Preferred Securities Guarantee) and, if applicable, the Subordinated Debt Securities, on the New York Stock Exchange Inc., (xii) the cost and charges of any transfer agent or registrar and (xiii) the cost of qualifying the Preferred Securities with The Depository Trust Company.

                 If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and expenses of counsel for the Underwriters.

                 Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors herein contained, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

                          (a)  The Registration Statement shall have become
effective not later than 5:30 P.M., New York City time, on the date hereof, or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M., New York City time, on the first business day following the date hereof, or at such later time and date as may be approved by the Representatives; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Regulations and in accordance with Section 3(b), and prior to the Closing Time the Offerors shall have provided evidence satisfactory to the Representatives of such timely filing.

                          (b)  At the Closing Time the Representatives shall
have received:

                                  (1)  The favorable opinion, dated as of the
Closing Time, of Wilson, Sonsini, Goodrich & Rosati, counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                  (i)  The Company has been duly incorporated
         and is validly existing in good standing under the laws of the State of Nevada with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

                                  (ii)  This Agreement and the Pricing
         Agreement have been duly authorized by all necessary business trust or corporate action, as the case may be, executed and delivered by each of the Trust and the Company.

                                  (iii)  The Trust has been duly created and is
         validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; under the Delaware Act and the Declaration the Trust has the business trust power and authority (x) to own property and to conduct its business, all as described in the Registration Statement and the Prospectus, (y) to execute and deliver and to perform its obligations under this Agreement and the Pricing Agreement, and (z) to issue and perform its obligations under the Preferred Securities and the Common Securities; the Trust is duly qualified and in good standing as a foreign company in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; and to our knowledge the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

                                  (iv)  The Declaration has been duly
         authorized, executed and delivered by the Company, by all necessary corporate action, and by the Regular Trustees and constitutes a valid and binding obligation of the Company and the Regular Trustees, and is enforceable against the Company and the Regular Trustees, in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Enforceability Exceptions and the effect of the applicable public policy on the enforceability of provisions relating to indemnification or contribution; and the Declaration has been qualified under the 1939 Act.

                                  (v)  The Common Securities have been duly
         authorized by the Declaration and, when issued, delivered and paid for in accordance with the Declaration and as described in the Prospectus, will be validly issued and represent undivided beneficial interests in the assets of the Trust, and the issuance of the Common Securities is not subject to preemptive rights.

                                  (vi)  The Preferred Securities have been duly
         authorized by the Declaration and, when issued, delivered and paid for in accordance with this Agreement, will be validly issued, and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability as is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and the issuance of the Preferred Securities is not subject to preemptive rights. The Preferred Security holders may be obligated to make payments set forth in the Declaration.

                                  (vii)  Each of the Guarantee Agreements has
         been duly authorized, executed and delivered by the Company; the Preferred Securities Guarantee Agreement, assuming it is duly authorized, executed, and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions and the effect of applicable public policy on the enforceability of provisions relating to indemnification and contribution; and the Preferred Securities Guarantee Agreement has been qualified under the 1939 Act.

                                  (viii)  The Indenture has been duly
         authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions and the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution, and such counsel need not express any opinion regarding the enforceability or effect of Section 515 of the Indenture, and the Indenture has been qualified under the 1939 Act.

                                  (ix)  The Subordinated Debt Securities are in
         substantially the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Debt Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions and the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                                  (x)  The Common Securities, the Preferred
         Securities, the Subordinated Debt Securities, each of the Guarantees, the Declaration, the Indenture and each of the Guarantee Agreements conform in all material respects to all statements relating thereto contained in the Prospectus and the statements in the Prospectus under the captions "Description of the Preferred Securities," "Description of the Guarantees," "Fremont General Financing I," "Description of the Subordinated Debt Securities" and "Effect of Obligations under the Subordinated Debt Securities and the Guarantee," insofar as they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by them and fairly present the information disclosed therein in all material respects.

                                  (xi)  The Registration Statement is effective
         under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

                                  (xii)  The Registration Statement and the
         Prospectus, and each amendment or supplement thereto (other than the financial statements, financial and statistical data and supporting schedules included therein, as to which such counsel need express no opinion) as of the effective date of the Registration Statement and at the Representation Date, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Declaration, the Indenture, the Preferred Securities Guarantee Agreement and the Statements of Eligibility on Forms T-1 with respect to each of the Property Trustee, the Debt Trustee, and the Guarantee Trustee filed with the Commission as part of the Registration Statement complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                                  (xiii)  Each of the documents incorporated by
         reference in the Registration Statement or the Prospectus at the time they were filed or last amended (other than the financial statements, financial and statistical data and supporting schedules included therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable.

                                  (xiv)  Each of the Offerors meets the
         registrant requirements for use of Form S-3 under the 1933 Act Regulations.

                                  (xv)  Neither the Company nor the Trust is an
         "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

                                  (xvi)  No authorization, approval, consent or
         order of any Delaware, California, New York or Nevada court or governmental authority or agency (ex-cept for insurance or lending regulatory authorities or agencies, and except for thrift and loan-related authorities or agencies, as to which such counsel need not opine) is required to be obtained by the Trust, the Company or its Subsidiaries, in connection with the issuance and sale of the Common Securities and the Preferred Securities, the Subordinated Debt Securities or the Guarantees, except
         (a) such as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities or Blue Sky laws, and (b) the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act and 1939 Act Regulations.

                                  (xvii)  The issuance and sale by the Trust
         of the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust and the Company, respectively of, this Agreement, the Pricing Agreement, the Declaration, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements, and the Guarantees; the consummation of the transactions contemplated herein and therein; and the compliance by each of the Offerors with their respective obligations hereunder and thereunder do not result in
         (A) any violation of the charter or bylaws of the Company or any Subsidiary or any of the provisions of the Declaration or the Certificate of Trust, (B) a breach of a conflict with any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel to which the Trust or the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults that would not have a Material Adverse Effect or a material adverse effect on the Trust), (C) a breach or violation of or conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any assets or property of the Trust, the Company or any Subsidiary under any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, and except for insurance or lending regulatory authorities or agencies, and except for thrift and loan related authorities or agencies, as to which such counsel need express no opinion) which, in the experience of such counsel, is customarily applicable to transactions of this kind and, which would have a Material Adverse Effect or a material adverse effect on the Trust, or (D) any material judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body (except for insurance or lending regulatory authorities or agencies, and except for thrift and loan-related authorities or agencies, as to which such counsel need not opine) having jurisdiction over the Trust, the Company or any Subsidiary or any of their respective properties.

                 In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Offerors, representatives of the independent public accountants for the Offerors and the Representatives and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, such counsel shall state that although they have not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which (except as set forth in paragraph (x) above), caused them to believe that, at the time the Registration Statement became effective, at the Representation Date and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery referred to above), the Registration Statement (except as to financial statements, financial data and supporting schedules contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that at the Representation Date or at the Closing Time (or if any Option Securities are purchased, at the Date of Delivery referred to above), the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                 Such opinion shall be limited to the internal laws of the State of California, Delaware and New York, the federal laws of the United States, and the general corporate law of the State of Nevada, and shall specifically exclude any laws pertaining to insurance, lending, or thrift and loan-related activities. In giving such opinion such counsel may rely, as to matters set forth in paragraphs __ above, on consultations with Orrick, Herrington & Sutcliffe, admitted to the bar of New York, and in paragraphs
(b)(1)(ii)-(vi), (xix) and (xx) above on the opinion of Richards, Layton & Finger, admitted to the bar of Dela-ware, in both instances the opinions shall state that your firm believes that the Underwriters are entitled to so rely on such opinions. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deemed proper, upon representations of officers of the Company and certificates of public officials; provided, that such Certificates have been delivered to the Underwriter.

                                  (2)  The favorable opinion, dated as of
Closing Time, of Alan W. Faigin, Esq., General Counsel and Secretary for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                  (i)  The Company is duly qualified to
         transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

                                  (ii)  All of the outstanding shares of
         capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; all of such shares are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equitable right or encumbrance of any kind (except that the stock of Fremont Insurance Group, Inc. has been pledged to The Chase Manhattan Bank, N.A. by the Company in connection with the Credit Agreement dated _________ between the Company and The Chase Manhattan Bank, N.A.); no holder thereof is subject to personal liability by reason of being such a holder; and none of such shares was issued in violation of the preemptive rights of any stockholders of the Subsidiaries.

                                  (iii)  All of the issued and outstanding
         Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                                  (iv)  Each Subsidiary is a corporation duly
         incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

                                  (v)  Each Subsidiary is duly qualified to
         transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

                                  (vi)  Each of the Trust, the Company and the
         Subsidiaries owns, possesses or has obtained all material licenses, franchises, permits, certificates, consents, orders, approvals and other authorizations issued by the appropriate local, state, federal or foreign regulatory agencies or bodies (including, without limitation, Insurance Licenses and Banking Licenses) necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as described in the Registration Statement; none of the Trust, the Company or any of the Subsidiaries has received any notice of proceedings relating to the recovation, modification or suspension of any such license, franchise, consent, order, approval, permit, certificate of authority, which, singly or in the aggregate is the subject of an unfavorable decision, ruling or finding, and is reasonably likely to have a Material Adverse Effect or a material adverse effect on the Trust.

                                  (vii)  There are no contracts, indentures,
         mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or that are filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto have been reviewed by such counsel and fairly present such information in all material respects; and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, or filed or incorporated by reference that would have a Material Adverse Effect or a material adverse effect on the Trust.

                                  (viii)  There are no legal or governmental
         proceedings pending or, to the best of such counsel's knowledge and information, threatened (including, without limitation, any proceeding to revoke or deny renewal of any Insurance License or Banking License) that are required to be disclosed in the Registration Statement or Prospectus other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, any of the Subsidiaries or the Trust is a party, or to which any of their property is subject, that are not described in the Registration Statement or Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                                  (ix)  This Agreement and the Pricing
         Agreement have been duly authorized by all necessary business trust or corporate action, as the case may be, executed and delivered by the Company and the Trust.

                                  (x)  The issuance and sale by the Trust of
         the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust and the Company, respectively, of this Agreement, the Pricing Agreement, the Declaration, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements, and the Guarantees; the consummation of the transactions contemplated herein and therein; and the compliance by each of the Offerors with their respective obligations hereunder and thereunder do not result in
         (A) any violation of the charter or bylaws of the Company or any Subsidiary or any of the provisions of the Declaration or the Certificate of Trust, (B) a breach of or conflict with any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument to which the Trust or the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults that would not have a Material Adverse Effect or a material adverse effect on the Trust), (C) a breach or violation or conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any Subsidiary under any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion) or which in the experience of such counsel, is customarily applicable to transactions of this kind and which would have a Material Adverse Effect or a material adverse effect on the Trust, (D) any material judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body (including, without limitation, any insurance regulatory agency or body) having jurisdiction over the Trust, the Company or any Subsidiary or any of their respective properties.

                                  (xi)  No authorization, approval, consent or
         order of any Delaware, New York, California or Nevada court or governmental authority or agency is required to be obtained by the Trust, the Company or its Subsidiaries, in connection with the issuance and sale of the Common Securities and the Preferred securities, the Subordinated Debt Securities or the Guarantees, except
         (a) such as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities or Blue Sky laws, and (b) the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act and 1939 Act Regulations.

                 In addition, such counsel shall state that he has participated in conferences with other officers and representatives of the Offerors, representatives of the independent public accountants for the Offerors and the Representative and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, such counsel shall state that although they have not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which caused them to believe that, at the time the Registration Statement became effective, at the Representation Date and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery referred to above), the Registration Statement (except as to financial statements, financial data and supporting schedules contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that at the Representation Date or at the Closing Time (or if any Option Securities are purchased, at the Date of Delivery referred to above), the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                 Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities hereunder as counsel for the Underwriters may reasonably request. Such opinion shall be limited to the internal laws of the State of California, Delaware and New York, the federal laws of the United States, and the general corporate law of the State of Nevada. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deemed proper, upon representations of officers of the Company and certificates of public officials; provided, that such certificates have been delivered to the Underwriter.

                                  (3)      The favorable opinion, dated as of
the Closing Time, of Richards, Layton & Fingers, counsel for the Property Trustee under the Declaration, and Guarantee Trustee under the Preferred Securities Guarantee Agreements, in form and substance satisfactory to counsel for the Underwriters, to the effect that,

                                  (i)      The Property Trustee is a Delaware
         banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Preferred Securities Guarantee Agreement.

                                  (ii)     The execution, delivery and
         performance by the Property Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee and the Guarantee Trustee, respectively. The Declaration and the Preferred Securities Guarantee Agreement have been duly executed and delivered by the Property Trustee and the Guarantee Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee and the Guarantee Trustee, respectively, enforceable against the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

                                  (iii)  The execution, delivery and
         performance of the Declaration and the Preferred Securities Guarantee Agreement by the Property Trustee and the Guarantee Trustee, respectively, does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee and the Guarantee Trustee, respectively.

                                  (iv)  No consent, approval or authorization
         of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Property Trustee and the Guarantee Trustee of the Declaration and the Preferred Securities Guarantee Agreement.

                                  (4)  The opinion of Wilson, Sonsini, Goodrich
& Rosati, counsel to the Company and the Trust, generally to the effect that:

                                  (i)  Under current United States federal
         income tax law, the Trust will be classified as a grantor trust and not as an association taxable as a corporation; accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be considered the owner of an undivided interest in the Subordinated Debt Securities, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of the Subordinated Debt Securities.

                                  (ii)  Although no entirely free from doubt,
         under current United States federal income tax law, the Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company.

                                  (iii)  Although the discussion set forth in
         the Prospectus under the heading "United States Federal Income Taxation" does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of Preferred Securities, such discussion constitutes in all material respects, a fair and accurate summary of the United States federal income tax consequences of the acquisition, ownership and disposition of Preferred Securities under current law and the assumptions stated or referred to therein.

                 Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and the Trust and other documents deemed necessary for such opinion, and customary assumptions set forth therein which are reasonably satisfactory to the Underwriters.

                                  (5)  The favorable opinion, dated as of the
Closing Time, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to such matters as the Representatives may reasonably require.

                          (c)  At the Closing Time, there shall not have been,
since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and a certificate of the Regular Trustee of the Trust, each dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except for representations or warranties which by their terms speak as of a different date or dates), (iii) the Trust and the Company have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and
(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                          (d)  At the time of the execution of this Agreement,
the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that:

                                  (i)  they are independent auditors with
         respect to the Company and its consolidated subsidiaries, within the meaning of the 1933 Act and the 1933 Act Regulations;

                                  (ii)  in their opinion, the consolidated
         financial statements and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the accounting requirements of the 1933 Act or the 1934 Act, as applicable, and the related published rules and regulations thereunder, as applicable;

                                  (iii)    based upon limited procedures set
         forth in detail in such letter, nothing has come to their attention which causes them to believe that:

                                        (A)     the unaudited consolidated
         financial statements of the Company included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, as they apply to Form 10-Q, or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement,

                                        (B)     the unaudited amounts of
         revenues, net income and net income per share set forth under "Selected Consolidated Financial and Operating Data" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, or

                                        (C)     at a specified date not more
         than five days prior to the date of this Agreement, there has been any change in the consolidated capital stock of the Company and its subsidiaries, considered as one enterprise or any increase in the consolidated long-term debt of the Company and its Subsidiaries or any decrease in total assets or net assets as compared with the amounts shown on the date of the most recent consolidated balance sheet included in or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated balance sheet included in or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, net earnings available for common stock or net earnings per common share of the Company and its Subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and

                                  (iv)  in addition to the audit referred to
         in their opinions and the limited procedures referred to in clause
         (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus, or incorporated therein by reference, and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its Subsidiaries identified in such letter.

                          (e)  At the Closing Time, the Representatives
shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

                          (f)  At the Closing Time, and each Date of
Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters.

                          (g)  At the Closing Time, the Preferred Securities
and the Subordinated Debt Securities shall be rated in one of the four highest rating categories for long-term debt ("Investment Grade") by any nationally recognized statistical rating agency (as defined for purposes of Rule 436(g) under the Act) ("NRSO"), and the Trust shall have delivered to the Representatives a letter, dated the Closing Time, from such NRSO, or other evidence satisfactory to the Representatives, confirming that the Preferred Securities and the Subordinated Debt Securities have Investment Grade ratings; and there shall not have occurred any decrease in the rating of either (i) the Preferred Securities by any NRSO or (ii) the Company or any Subsidiary by A.M. Best, and such organization shall not have publicly announced that it has under surveillance or re-view, with possible negative implications, its rating of the Preferred Securities or the Company, as the case may be.

                          (h)  At the Closing Time, the Preferred Securities
shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

                 If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

                 Section 6.  Indemnification.

                          (a)  The Offerors agree to jointly and severally
indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                                  (i)   against any and all loss, liability,
         claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434(d) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                  (ii)  against any and all loss, liability,
         claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                                  (iii) against any and all expense whatsoever,
         as incurred (including, subject to Section 6(d) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust or the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if the Offerors sustain the burden that they have complied with their prospectus delivery obligations under Section 3(d) hereof and that a copy of the Prospectus (as then amended or supplemented if the Company or the Trust shall have furnished any such amendments or supplements thereto), but excluding documents incorporated or deemed to be incorporated by reference, was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

                          (b)     The Company agrees to indemnify the Trust
against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 6(a) hereunder.

                          (c)     Each Underwriter severally agrees to
indemnify and hold harmless the Offerors, their directors, trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the information deemed to be a part of the Registration Statement pursuant to Rule 430 A(b) or Rule 434(d) of the 1933 Act Regulations, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Merrill Lynch, on behalf of the Representatives, expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                          (d)     Each indemnified party shall give notice as
promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                 Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Offerors and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Offerors and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting compensation paid by the Company appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Offerors are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company and each officer of the Company who signed the Registration Statement, each trustee of the Trust and each person, if any, who controls an Offeror within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Offerors.

                 Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers or Trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors and shall survive delivery of the Preferred Securities to the Underwriters.

                 Section 9.  Termination of Agreement.

                          (a)     The Representatives may terminate this
Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, (iii) if trading in the Preferred Securities has been suspended by the Commission, or if trading generally on the New York Stock Exchange Inc. has been suspended, limited or restricted or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, California, New York, Nevada, Texas or Delaware authorities or
(iv) if (A) there has been any decrease in the rating of the Preferred Securities by any NRSO or any NRSO has publicly announced that it has placed any of such securities on what is commonly termed a "watch list" for possible downgrading, or (B) there has been any decrease in the rating of the Company or Fremont Compensation and Indemnity Company or Casualty Insurance Company by A.M. Best, or such organization shall have publicly announced that it has such ratings under review with possible negative implications.

                          (b)  If this Agreement is terminated pursuant to
this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

                 Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Preferred Securities that it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                          (a) if the number of Defaulted Securities does not exceed 10% of the Preferred Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                          (b) if the number of Defaulted Securities exceeds 10% of the Preferred Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                 No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                 In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Offerors shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

                 Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Merrill Lynch at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of General Counsel, copy (which shall not constitute notice) to Thomas C. Janson, Esq., c/o Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, CA. 90071; notices to the Trust and the Company shall be directed to them at 2020 Santa Monica Boulevard, Suite 600, Santa Monica, California, attention of Louis J. Rampino, copy to Alan K. Austin, Esq., c/o Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA. 94304-1050.

                 Section 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Trust, the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 Section 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

                 Section 14. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                        Very truly yours,

                                        FREMONT GENERAL CORPORATION

                                        By____________________________________
                                            Title:


                                        FREMONT GENERAL FINANCING I


                                        By____________________________________
                                            Title:  Regular Trustee


                                        By____________________________________
                                            Title:  Regular Trustee
CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
DEAN WITTER REYNOLDS INC.
GOLDMAN, SACHS & CO.
PAINEWEBBER INCORPORATED


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.


By MERRILL LYNCH & CO.



     By__________________________________
              Authorized Signatory

                                   SCHEDULE A

                                                        Number of     Number of
                                                        Preferred       Option
        Name of Underwriter                             Securities    Securities
        -------------------                             ----------    ----------
Merrill Lynch, Pierce Fenner &
  Smith Incorporated  . . . . . . . . . . . . . . . .

Dean Witter Reynolds, Inc . . . . . . . . . . . . . .

Goldman, Sachs & Co . . . . . . . . . . . . . . . . .

PaineWebber Incorporated  . . . . . . . . . . . . . .   _________     _______

                 Total  . . . . . . . . . . . . . . .   4,000,000     600,000
                                                        =========     =======

                                   SCHEDULE B


Fremont Insurance Group, Inc.
Fremont Indemnity Company
Fremont Pacific Insurance Group, Inc.
Casualty Insurance Company
Worker's Compensation & Indemnity Co.
Fremont Compensation Insurance Co.
Pacific Compensation Insurance
Investors Bancor
Fremont Investment & Loan
Fremont Financial Corporation
Fremont Funding Inc.

                                                                       EXHIBIT A



                         4,000,000 Preferred Securities

                          FREMONT GENERAL FINANCING I

                          (a Delaware business trust)

             _____% Trust Originated Preferred Securities ("TOPrS")

                    (Liquidation Amount of $25 Per Security)

                               PRICING AGREEMENT


MERRILL LYNCH & CO.                                          February __ , 1996
Merrill Lynch, Pierce, Fenner
    & Smith Incorporated
DEAN WITTER REYNOLDS INC.
GOLDMAN, SACHS & CO.
PAINEWEBBER INCORPORATED
        as Representative of the several
        Underwriters named in the within-
        mentioned Purchase Agreement
c/o Merrill Lynch World Headquarters
North Tower World Financial Center
New York, New York 10281

Dear Sirs:

                 Reference is made to the Purchase Agreement, dated February __, 1996 (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds, Inc., Goldman, Sachs & Co. and PaineWebber Incorporated are acting as representatives (the "Representatives"), of the above ___% Trust Originated Preferred Securities (the "Preferred Securities"), of FREMONT GENERAL FINANCING I, a Delaware business trust (the "Trust").

                 Pursuant to Section 2 of the Purchase Agreement, the Trust and Fremont General Corporation (the "Company"), a Nevada corporation, agree with each Underwriter as follows:

                          1. The initial public offering price per security for the Preferred Securities, determined as provided in said Section 2, shall be $25.00.

                          2. The purchase price per security for the Preferred Securities to be paid to the Trust by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above.

                          3. The compensation per Preferred Security to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $______; provided, however, that the compensation per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser shall be $_____.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                        Very truly yours,

                                        FREMONT GENERAL CORPORATION

                                        By____________________________________
                                            Title:


                                        FREMONT GENERAL FINANCING I


                                        By____________________________________
                                            Title:  Regular Trustee


                                        By____________________________________
                                            Title:  Regular Trustee
CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
DEAN WITTER REYNOLDS INC.
GOLDMAN, SACHS & CO.
PAINEWEBBER INCORPORATED


For themselves and as Representatives of the other Underwriters named in the Underwriting Agreement.


By MERRILL LYNCH & CO.



       By________________________________
               Authorized Signatory